FOR IMMEDIATE RELEASE

September 18, 2007

For further information contact:

Kevin M. McCloskey

Senior Vice President and Chief Operating Officer

Synergy Financial Group, Inc.

(800) 693-3838, extension 3292

Synergy Financial Group, Inc.

Declares Special Cash Dividend

Cranford, New Jersey, September 18, 2007 – John S. Fiore, President and Chief Executive Officer of Synergy Financial Group, Inc. (NASDAQ/Global Market: SYNF) (the “Company”), the holding company for Synergy Bank and Synergy Financial Services, Inc., announced today that the Company’s Board of Directors has declared a special cash dividend of $0.01 per share. The dividend will be paid on October 12, 2007 to stockholders of record on September 28, 2007.

In connection with the proposed acquisition of the Company by New York Community Bancorp, Inc. (NYSE: NYB), and as previously announced, the Company’s Board of Directors elected to reduce the payments that would have been due to them under theirchange-in-control agreements in favor of the payment of cash dividends to stockholders. This special cash dividend represents the final payment in connection with this election.

Synergy Financial Group, Inc. is the holding company for Synergy Bank and Synergy Financial Services, Inc. The Company is a financial services company that provides a diversified line of products and services to individuals and small to mid-size businesses. Synergy offers consumer banking, mortgage lending, commercial banking, consumer finance, Internet banking, and financial services through a network of 21 branch offices located in Mercer, Middlesex, Monmouth, and Union counties in New Jersey.

Safe Harbor Provisions of the Private Litigation Reform Act of 1995

This release, like other written and oral communications presented by Synergy Financial Group, Inc. (the “Company”) and its authorized officers, may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

The Company intends such forward-looking statements, including those pertaining to its pending merger with and into New York Community Bancorp, Inc., to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of said safe harbor provisions.

Forward-looking statements, which are based on certain assumptions, may be identified by their reference to future periods. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, the Company disclaims any obligation to update any forward-looking statements.

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